EXHIBIT 5.5

TO:	Saskatchewan Financial Services Commission, as Principal Regulator
Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission
Manitoba Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
PEI Securities Office, Consumer, Corporate and Insurance Services Division, Office of the Attorney General
Securities Commission of Newfoundland and Labrador
Northwest Territories Registrar of Securities
Government of Nunavut Securities Registry
Yukon Department of Community Services Securities Registrar

AND TO:	U.S. Securities and Exchange Commission

AND TO:	Cameco Corporation
Dear Sirs and Mesdames:

Re:	Short Form Prospectus and Registration Statement of Cameco Corporation (the “Corporation”)
In connection with the Corporation’s short form prospectus dated February 18, 2009, and any amendments thereto and any documents incorporated by reference therein (the “Short Form Prospectus”) and with the Corporation’s registration statement on Form F-10 dated February 18, 2009, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), the undersigned does hereby consent to reference to my name and my involvement in the preparation of or supervision of the preparation of scientific and technical information in the following instances:
(a)	under the headings “Recent Developments — Cigar Lake”, “Recent Developments — McArthur River Technical Report” and “Interests of Experts” in the Short Form Prospectus;

(b)	under the headings “The Nuclear Business — Reserves and Resources”, “Mining Properties — McArthur River”, “Development Projects — Cigar Lake”, “and “Interests of Experts” in the Corporation’s Annual Information Form for the year ended December 31, 2007 dated March 28, 2008 for the Cigar Lake and the McArthur River/Key Lake properties; and

(c)	under the headings “Our Mineral Reserves and Resources — Mineral Reserves and Resources” and “Qualified Persons” in Management’s Discussion and Analysis of Financial Condition and Results of Operation for the year ended December 31, 2008 dated February 16, 2009 for the Cigar Lake and the McArthur River/Key Lake properties,
(collectively the “Technical Information”) in the Short Form Prospectus and Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Information in the Short Form Prospectus and Registration Statement.
The undersigned does hereby confirm that I have read the Short Form Prospectus and all information specifically incorporated by reference therein and that I have no reason to believe that there are any misrepresentations as defined in the Securities Act (Saskatchewan) contained therein that is derived from the Technical Information prepared by or under my supervision, nor are there any misrepresentations within my knowledge as a result of the services I have performed for the Corporation.
Dated this 18th day of February, 2009.

/s/ Charles (Chuck) R. Edwards
Charles (Chuck) R. Edwards, P. Eng.